EXHIBIT 23.1

Consent of Independent Auditor

Global Power Equipment Group Inc.

Irving, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-174757, 333-169614 and 333-169613) of Global Power Equipment Group Inc. of our report dated July 16, 2013, relating to the consolidated financial statements of Hetsco Holdings, Inc. and subsidiary as of and for the year ended December 31, 2012, which appear in this Form 8-K/A.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Indianapolis, Indiana
July 16, 2013